UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 21, 2007
Date of Report (date of earliest event reported)

FEI COMPANY
(Exact name of Registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5350 NE Dawson Creek Drive
Hillsboro, OR 97124
(Address of principal executive offices)

(503) 726-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incentive Plan Payments and Other Payments for 2006

On February 21, 2007, the Compensation Committee of the Board of Directors (“Board”) of FEI Company approved payments under the Company’s Management Variable Compensation Plan (“MVP”) to the Company’s named executive officers (as such term is defined in Item 401(a)(3) of Regulation S-K) for 2006 performance. The payments, which were calculated in accordance with the metrics disclosed by the Company in a Current Report on Form 8-K dated September 15, 2006, were made in the amounts described in the following table. The Compensation Committee also approved discretionary payments for 2006 performance as described in the table.

Named Executive Officer:	Incentive Payments Under 2006 MVP		Discretionary Payment

Don R. Kania	$550,000	(1)	$200,000
Raymond A. Link	$266,955		$25,000
John A. Doherty	$199,250		—
Robert S. Gregg	$248,544		—
Steven D. Berger	$177,930		—
Robert H. J. Fastenau	$241,187		$25,000

(1)             Mr. Kania received a guaranteed bonus payment for 2006 based on his previously negotiated employment arrangement, as more fully described in a Current Report on Form 8-K dated July 21, 2006.

Additionally, Mr. Doherty received sales commissions and incentives for 2006 totaling $147,722, including a discretionary payment of $20,000 for exceeding bookings targets.

RSU Grants for 2007

Effective February 21, 2007, the Compensation Committee made restricted stock unit (“RSU”) awards to the Company’s named executive officers in the amounts described in the following table:

Named Executive Officer:	Time Vested RSUs	Performance-Based RSUs (at 100% of Plan target)

Don R. Kania	15,000	15,000
Raymond A. Link	6,500	6,500
John A. Doherty	4,000	—
Robert S. Gregg	3,000	3,000
Steven D. Berger	6,000	—
Robert H. J. Fastenau	6,500	6,500
Other Executive Officers as a group	7,500	2,500

For each officer, the time vested portion of the award will vest over a four-year period, with 25% of the award vesting on each anniversary of the grant date so long as the grantee remains an employee of the Company. The precise number of RSUs granted pursuant to the performance-based awards for each executive officer, if any, will depend on the performance of the Company against a return-on-sales metric set forth in the 2007 operating plan approved by our Board (the “Plan”). Set out in the table above is the target performance-based RSU award for each executive officer assuming the Company meets 100% of the target specified in the Plan. The actual number of performance-based RSUs granted will vary from 0% to 200% of the number set forth above based on the Company’s performance. The first 25% of the performance-based RSUs, if any, will vest on the date of the first Compensation Committee meeting after year-end earnings have been released for 2007. The remaining performance-based RSUs will vest annually over the next three years, on the anniversary of the vesting date of the first 25% of the performance-based RSUs.

Salary Changes

Additionally, on February 21, 2007, the Compensation Committee changed certain base salaries and established target MVP payments, as a percentage of base salaries, for certain of the Company’s executive officers. The base salaries and target incentive amounts under the MVP for the Company’s named executive officers are set forth in the table below.

Named Executive Officer:	Effective Date of Salary Change:	Base Salary:	Target MVP Incentive (as a Percentage of Base Salary):

Don R. Kania	April 1, 2007	$577,500	100%
Raymond A. Link	April 1, 2007	$310,000	60%
John A. Doherty(1)	(no change)	$250,000	50	%(2)
Robert S. Gregg	(no change)	$315,000	55	%(2)
Steven D. Berger	April 1, 2007	$247,000	50	%(2)
Robert H. J. Fastenau	(no change)	€245,000	55	%(2)

(1)           In addition, Mr. Doherty has a target sales commission of $90,000. His MVP payment amount is determined on base salary only.

(2)       No change.

Management Variable Compensation Plan (MVP)

Incentive Pool

The target incentives described above are payable from the overall MVP pool. The total amount of MVP money available for payment to all participants in the MVP (which includes non-executive senior managers) is based on a return-on-sales metric. This metric is calculated from the pre-tax operating results of the Company, determined in accordance with generally accepted accounting principles. This metric is set forth in the 2007 operating plan approved by the Board. Specifically, the amount available in the MVP pool will be determined based on the following calculation: (i) each participant’s targeted incentive percentage, multiplied by (ii) each participant’s base salary, multiplied by (iii) a payment multiplier. The multiplier increases as the Company’s performance increases, calculated on a straight-line basis. If performance is at 130% of target, then the total available amount to be paid under the MVP will increase to 200% and continues on a straight-line basis for higher performance, provided however, the total possible payout for 2007 is capped at 15% of the Company’s pre-tax operating income. No MVP awards will be payable if Company performance is less than or equal to 70% of targeted performance.

Individual Calculation

The amount of the actual MVP incentive paid to each individual named executive officer is based equally on (a) the performance of the Company against the metric described above and (b) the individual executive’s performance during the year. The Compensation Committee determines the extent to which the named executive officer has met the individual performance objectives set early in the year. This determination is based in large part on the Chief Executive Officer’s assessment of the executive’s performance against those objectives. The actual MVP incentive amount paid to an individual may be more or less than the target amount, but the total amount of incentive payments to all MVP participants will equal the total amount in the MVP pool, if any. For example, payments to our named executive officers for 2006 performance based on the aggregate of Company performance and individual performance generated MVP payments of 90-105% of the targeted incentive amounts (as described above). The Compensation Committee retains the ability to change the pre-tax operating profit targets or make adjustments to the metric, but historically has not exercised this discretion to any significant degree. Similarly, the Compensation Committee may factor in an executive’s performance outside of his specific individual performance targets in determining the extent to which variable compensation will be paid to the executive.

Item 8.01               Other Events.

On January 30, 2007, Wilfred Corrigan, one of the Company’s independent directors, purchased 4,000 shares of the Company’s common stock on the open market during a “closed window” under our insider trading policy.

This trade was brought to the Company’s attention by Mr. Corrigan. Our Audit Committee and Board, with the assistance of outside counsel and special counsel, have reviewed the circumstances surrounding the trade and discussed it with Mr. Corrigan. Based on this review and these discussions, the Audit Committee and Board have concluded that, at the time of the trade, Mr. Corrigan mistakenly believed that the trading window was open and did not intend to violate the Company’s insider trading policy or any applicable law.

Mr. Corrigan has voluntarily paid to the Company the $27,283.45 of deemed profits from the trade. This amount reflects the difference between the per share price actually paid by Mr. Corrigan and the closing price of the Company’s common stock on February 12, 2007, the first day he would have been able to trade under our insider trading policy.

In light of the circumstances surrounding Mr. Corrigan’s trade and his payment of the deemed profits from the trade to the Company, the Audit Committee and Board do not believe that further action with respect to Mr. Corrigan is called for on this matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary
Date: February 27, 2007